Exhibit 15

October 31, 2023

To the Board of Directors and Shareholders of Avista Corporation

1411 East Mission Ave

Spokane, Washington 99202

We are aware that our report dated October 31, 2023, on our review of interim financial information of Avista Corporation and subsidiaries appearing in this Quarterly report on Form 10-Q for the quarter ended September 30, 2023, is incorporated by reference in Registration Statement Nos. 333-33790, 333-179042 and 333-208986 on Form S-8 and in Registration Statement No. 333-264790 on Form S-3.

/s/ Deloitte & Touche LLP

Portland, Oregon